Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated July 13, 2006 relating to the financial statements of CP Media, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 19, 2006